EXHIBIT 24

POWER OF ATTORNEY

The undersigned hereby constitutes and appoints each of Tin Kin Lee, Kirk L. Moon III, and Omar Dabuni, or any of them signing singly, and with full power of substitution, as the undersigned’s true and lawful attorney-in-fact to:

1.

prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the United States Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 13 and Section 16(a) of the Securities Exchange Act of 1934, as amended, or any rule or regulation of the SEC;

2.

execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer, director and/or shareholder of Apollo Medical Holdings, Inc. (the “Company”), any Schedule 13D, Schedule 13G, and Forms 3, 4 and 5, and any and all amendments thereto, in accordance with Section 13 and Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder;

3.

do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Schedule 13D, Schedule 13G, and Forms 3, 4 and 5, to complete and execute any amendment or amendments thereto, and to file or cause to be filed such forms and amendments with the SEC and, to the extent required, with any stock exchange or similar authority; and

4.

take any other action of any type whatsoever in connection with the foregoing which, in the opinion of each such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by each such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as each such attorney-in-fact may approve in each such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution and revocation, hereby ratifying and confirming all that each such attorney-in-fact, or each such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section13 and Section 16(a) of the Securities Exchange Act of 1934, as amended.

The undersigned agrees that each such attorney-in-fact may rely entirely on information furnished orally or in writing by the undersigned to each such attorney-in-fact. The undersigned also agrees to indemnify and hold harmless the Company and each such attorney-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based on any untrue statement or omission of necessary facts in the information provided by the undersigned to each such attorney-in-fact for purposes of executing, acknowledging, delivering and filing Schedule 13D, Schedule 13G, or Forms 3, 4 or 5 (including amendments thereto) and agrees to reimburse the Company and each such attorney-in-fact for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

The powers granted pursuant to this Power of Attorney shall remain in full force and effect with respect to each attorney-in-fact until the earliest to occur of (a) revocation in writing by the undersigned, (b) resignation in writing by such attorney-in-fact, (c) the undersigned being no longer subject to Section 13 or Section 16(a) with respect to the Company’s securities, and (d) such attorney-in-fact ceasing to provide legal representation to the Company. Notwithstanding the termination of this Power of Attorney with respect to one or more attorneys-in-fact, this Power of Attorney shall remain in full force and effect with respect to the remaining attorneys- in-fact. The execution of this Power of Attorney shall not of itself rescind or revoke any Power of Attorney granted by the undersigned to any other person.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of February 27, 2019.

/s/ Kenneth Sim, M.D.
Kenneth Sim, M.D.,
Executive Chairman